Strategic Partners Real Estate Fund
Gateway Center Three, 4th Floor
100 Mulberry Street
Newark, NJ 07102




         November 18, 2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:  Strategic Partners Real Estate Fund
               File No. 811-08565


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund for the six-month period ended September 30, 2005. The
Form N-SAR was filed using the Edgar
system.


                                       Very truly yours,


			          /s/ Jonathan D. Shain
                                      Jonathan D. Shain
                                    Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 18th day of November 2005.


Strategic Partners Real Estate Fund


Witness:  /s/ Floyd L. Hoelscher	By:  /s/ Jonathan D. Shain
                Floyd L. Hoelscher		Jonathan D. Shain
					Assistant Secretary





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